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                                                                   EXHIBIT 10.18

       AMENDMENT TO STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF UNITED


The following sets forth the entire text of the proposed amendment to the Stock Option Plan for Non-Employee Directors of United, effective March 20, 1998 (the "Plan"):


         The first sentence of Section 3.1 of the Plan shall be deleted and replaced with the following:

         The total number of shares of Stock as to which Options may be granted pursuant to the Plan shall be 3,000,000 in the aggregate.

         Except as amended as stated above, the Plan shall continue in full force and effect.